EXHIBIT 10.1

Memorandum of Association
Fujairah Oil Technology
Limited Liability Company

On this Tuesday 29 of November 2005, it is agreed between:

1st Party, M/s, Trans Gulf Petroleum Co., U A E national, Its address: P.O. Box: 2000, Fujairah, United Arab Emirates., TEL 09 2220222, represented by Its general Manager Mr. George Jamil Bajk.

2nd Party, M/s, SulphCo Inc. American national, the territory primary address P.O. Box 1207 Jeddah 21453 Saudi Arabia Kingdom represented by Its Chairman & CEO Dr. Rudolf W. Gunnerman.

to establish a limited liability company in the Emirates of Fujairah between mentioned above. The company will be exempted from Establishment requirements particularly article no 22 from the provisions of U.A.E. Federal Law No. (8) of 1984 in respect of Commercial Companies and amended, it is agreed on the following terms and conditions:

ARTICLE NO. (1)- NAME OF THE COMPANY

The name of the company shall be Fujairah Oil Technology (Limited Liability Company).

ARTICLE NO. (2)- PRINCIPAL OFFICE OF THE COMPANY:

The Principal Office of the Company shall be in Fujairah, United Arab Emirates.

The Company may set up other branches, offices or agencies inside or outside United Arab Emirates.

ARTICLE NO. (3)- OBJECTS OF THE COMPANY

The purpose of the company is:

1.	To implement the SulphCo technology that reduces sulfur and upgrades crude and refined oils through a patented ultrasonic process,

2.	To Purchase the Heavy or the medium crude oil and to sell the processed oil

3.	Marketing oil & oil products

4.	To import machinery, computer and the ultra sound equipment related to its activities.

5.	To produce machinery, computer and the ultra sound equipment related to its activities.

Company activities will include all related activities or ancillary by way of relating its objectives.

The company may set up subsidiary establishment or bodies, or may have interest in or enter into agreement, joint-ventures partnership with other companies, establishment or bodies practicing work similar to its own, both inside and outside the U.A.E. The above mentioned purpose shall be interpreted wildly without restrictions.

ARTICLE NO. (4)- DURATION OF COMPANY

The duration of the Company shall be twenty five (25) years commencing from the date of registration in the Commercial Register. This duration could be prolonged or shortened by a resolution of the General meeting of the Partners if the object of the Company so necessitated.

ARTICLE NO. (5)- CAPITAL OF THE COMPANY

The Share Capital of the Company shall be one million (Dhs. 1,000,000.) Dirhams divided into one Thousand (1000) shares, of one Thousand (1000) Dirhams each.

The said Shares are held by the Partners as follows:

1st Party, M/s Trans Gulf Petroleum Co., U A E. national Numbers of shares 500. Its value. Dhs, 500,000. Percentage of Capital 50%.

2nd Party: M/s, “SulphCo, Inc. American national Numbers of shares 500. Its value
Dhs. 500,000. Percentage of capital 50%.

ARTICLE NO. (6)- SHARES

(A)
Each share in the share capital of the company entitles the holder thereof to equivalent share in the profits of the company and the ownership of its assets. The Partners are not liable for the debts and obligations of the company except to the value of their respective shares in the company.

(B)	All shares shall be ordinary shares having equal rights and obligations and shall be subject to the provisions of this Memorandum of Association.

(C)
The rights and obligations relating to each share shall continue to be attached to such share in the hands of any person who owns it. The ownership of the share shall result in accepting the provisions of this Article of Incorporation and the resolutions of the General Meeting.

ARTICLE NO. (7)- TRANSFER OF SHARES

(A)	Any Partner may transfer his shares in the Company to one of the Partners or to a Third Party under an official instrument.

(B)
If any Partner intends to transfer his share to a Person other than a Partner whether against any consideration or not, the said Partner shall inform the remaining Partners about the transfer conditions through the Board of director who shall inform the Partners immediately after receiving the notice. Any Partner may claim to redeem the share for the price which may be agreed upon, and in case of disagreement the price shall be estimated by the Company’s auditor on the redemption date. If no Party used the redemption right after thirty (30) days of the date of the notice, the Partner shall be at liberty to dispose of his share, as he may deem fit.

(C)	If more than one Partner used the right of redemption, the offered share or shares shall be distributed between them in proportion to their respective shares in the capital.

(D)
No transfer shall be binding on the Company or others save as from the date of entering the transfer in the Partners’ Register and in the Commercial Register. The Company may not refuse to enter the transfer unless it violates the provisions of this Memorandum of Association.

ARTICLE NO. (8)- REGISTER OF PARTNERS

(A)
The Company shall maintain a register of the Partners which shall contain their names, places of residence, addresses, nationalities, professions, number and value of shares held by each Partner and the transaction taking place on such shares together with the dates of such transactions.

(B)
The assignment or transfer of shares with the date and signature of assignee in case of depositions of shares among living persons and the signature of the Board of director and the person on whom the shares have devolved in case of transfer by death. The Company or third parties shall not be affected by such assignment or transfer except from the date of its entry in the Register of Partners and the Commercial Register.

Each party may inspect the Register of Partners during the working hours of the  company.

ARTICLE (9) - MANAGEMENT OF THE COMPANY

The Company shall be managed by nominated representatives of the Board of Director who nominated by general assembly of the company.

ARTICLE (10)-

The Board of Director shall supervise, oversee and manage business and affairs of the company, including but not limited to conducting the following powers:

10-1	Appoint, dismiss, and replace director/s, staff, workers and employees of the company and determine their salaries, wages and remuneration and to allocate their duties and powers.

10-2	Pay the amounts sign, assign, sell and settle all bills of exchange enter into the contracts, agreements and deals relating to the transactions of the company.

10-3
Deal with bank, open, manage, operate and close any and all of the bank accounts of the company in the United Arab Emirate or elsewhere with the right to execute all banking documents, deposit or withdraw money and sign all statements, accounts, bills, Cheques, notes and other similar instruments

10-4	Purchase, lease or otherwise acquire moveable or immovable property and/or sell, exchange, lease or otherwise dispose any of the said properties belonging to or held by the company.

10-5	Appoint and remove lawyers, accountants, financial experts and other professional consultants.

10-6	[skipped number]

10-7
Represent the company before the Government, the Municipal Authorities, Department of Economics & industry, various Ministries, Customs and immigration departments and Authorities, the labor department, the Rulers office, the Chamber of Commerce & Industry, the Courts and any other Governmental or Semi-Governmental authorities or departments in the United Arab Emirate and abroad and before all companies and individuals for all purposes whatsoever.

ARTICLE (11) - FINANCIAL MANAGEMENT:

(A)
The Company’s Board of director shall prepare the Company’s Balance Sheet and profit and loss account. It shall also prepare the Annual Report of the Company’s activities, its financial position and the proposal for the distribution of profits. All the above should be completed within three (3) months from the end of the Company’s Financial year.

(B)	The Balance Sheet and the Profit and Loss Account shall be submitted to the Annual General Meeting for approval.

ARTICLE (12) - GENERAL MEETING:

(A)
The General Meeting of the Company shall consist of all the Partners and shall be convened in the Emirate of Fujairah by the Board of director of the Company at least once in every year not later than the four (4) months after the end of the financial year. The Board of director shall convene the General Meeting if so required by a number of partners holding not less than one quarter (1/4) of the Capital.

(B)	General Meeting require not less than twenty one (21) days notice to be sent to every Partner accompanied by the agenda, time and place of the meeting.

(C)
Every Partner shall have the right to attend the General meeting regardless of the number of shares held by him. He may authorize another Partner to represent him in the meeting. Every Partner shall be entitled to a number of votes equal to the shares held or represented by him.

(D)	The Agenda of the General Meeting shall include the following matters:

1.	Listen to the Board of director’s report on the Company’s activity and its financial position during the year, as well as the auditor’s report.

2.	Discuss and approve the Balance Sheet and Profit and Loss Account.

3.	Determine the dividends to be distributed among the Partners.

4.	Appoint and determine the remuneration of the Board of director.

5.	Other related matters under the provisions of law or this Memorandum of Association.

(E)
The quorum of partners before a General Meeting proceeds to business shall be the Partners in person or by a proxy given to another partner who is not a Board of director, provided that the partners holding not less than seventy five per centum (75%) of the Share Capital of the Company are present either in person or by proxy given to another partner who is not a Board of director. The resolution of the General Meeting of the Company shall only be valid if adopted by at least seventy five per centum (75%) of the votes representing the share capital of the Company.

If this majority was not present in the first meeting the Partners shall be called for a second meeting to be convened twenty one (21) days after the date of the first meeting. Decision in the meeting shall be taken by the majority of votes.

(F)
Minutes shall be prepared for the discussion of the General Meeting. All minutes, decisions of the General Meeting shall be maintained in a Special Register to be signed by the attending members, and kept in the Company’s office. Any Partner shall have the right, personally or through a proxy, to inspect this register and also to inspect the Balance Sheet, Profit and Loss Account and Annual Report.

ARTICLE NO. (13) - FINANCIAL YEAR OF THE COMPANY:

The Financial Year of the Company shall start on the First of January and end on the Thirty First of December of every year. As an exception, the first Financial Year shall start from the date of the Company’s entry in the Commercial Register and expires on Thirty First of December of the subsequent year.

ARTICLE (14) - DISTRIBUTION OF PROFITS AND LOSS:

After deducting all costs and expenses, the profits and loss shall be distributed as follows:

(A)
Ten percent (10%) of the net profits shall be set aside towards a legal reserve fund. The General meeting may decide to suspend this allocation if the reserve fund becomes equal to one half (1/2) of the Company’s capital. The General Meeting may also allocate any other reserves.

(B)	The net profits and losses shall be distributed between the Partners in proportion to their share in the Capital.

(C)	In case of loss in any particular year it may be carried forward and adjusted in the coming years.

ARTICLE NO. (15) - COMPANY’S AUDITORS:

The Company shall have one or more auditors who possess the qualifications as prescribed in Federal law No. 9 of 1975 in respect of regulating the Profession of Accountancy and Auditing and are registered thereunder and licensed to practice in the Emirate of Fujairah. The Auditors shall be appointed by the General Meeting who shall fix their remuneration. The Auditor shall be accountable for the accuracy of the statements contained in his report being the agent of the partners. Every partner has the right during the General Meeting to debate the auditor’s report and question him on the contents thereof.

ARTICLE NO. (16) - AMENDMENTS OF THIS MEMORANDUM OF ASSOCIATION:

The Company’s Memorandum of Association may not be amended, and its Capital shall not be increased or decreased without the consent of all Partners. The liabilities of Partners may not be increased without their unanimous agreement and the decision of decreasing the Company’s Capital shall not be effective without the approval of the concerned authorities.

The Company’s Board of director shall inform and deposit the legal documents relating to the foregoing together with any amendment, in the Commercial Register, Municipality Department, Government of Fujairah.

ARTICLE NO. (17) - DISPUTES:

Should any dispute arise between the Partners in relation to the Company’s liquidation or to any article of this Memorandum of Association, shall be settled amicably. In case of disagreement, the dispute shall be referred to arbitration for determination and the following provisions shall apply:

a)	Any such matter shall be referred to a single arbitrator.

b)
The arbitrator shall be such person as may be agreed between the partners or failing such agreement shall be nominated on the joint applications of the partners (or if either of them shall neglect forthwith to concur in such application then on the sole application or either of them) by the president or the chairman of the Fujairah Chamber of Commerce and Industry or his appointed deputy or by any person authorized by the president or chairman to make appointments on his behalf.

c)	The language to be used in arbitral proceedings shall be English and Arabic.

d)	The decision of such arbitrator shall be final and binding on the partners and his costs shall form part of his award.

ARTICLE NO. (18) - DISSOLUTION:

The Company shall be dissolved for any of the following reasons:

1.	Upon the expiry of the Company’s specified period unless the Partners agreed to renew it.

2.	By achieving the objects it was established for.

3.	If the Company merged with another company.

4.	If the Partners agreed to terminate the Company.

5.	If the losses of the Company reached half of its Capital provided that a decision shall be issued by the General Meeting and by the unanimous votes of the Partners.

6.
The Company shall not be dissolved if one of the Partners is deceased or loses his legal capacity. In these events, the heirs of the deceased partner and/or his legal representative shall succeed to his shares without prejudice to the indivisibility of shares.

ARTICLE NO. (19) - LIQUIDATION:

The General Meeting shall appoint one or more liquidators who shall follow the liquidation procedures provided for in the Commercial Companies Law, unless the Partners otherwise agreed. If the liquidation was ordered by the Court, the Court should clarify the liquidation method and appoint the liquidators. The authorities of the Board of director shall expire upon the appointment of the liquidators.

ARTICLE NO. (20) - THE LAW

Any matter for which no specific provision is contained in this Contract of Establishment shall be governed by the Companies Law to the extent that the provisions of the Companies Law are not inconsistent with or conflict with or otherwise expressly excluded in accordance with this Contract of Establishment

ARTICLE NO. (21) - NOTICES

All notices served by the Company to the Partners shall be in the form of Registered Letters sent to each Partner at his address referred to at the beginning of this Memorandum of Association.

ARTICLE NO. (22) - COPIES

The Memorandum of Association hereunder executed in Four (4) counterparts each of which shall constitute as original thereof. Each Party shall retain a copy thereof, the Company shall retain one Copy and the rest shall be lodged with the competent authority

Signed by Mr. George Jamil Bajk.
/s/ George Jamil Bajk
For and On Behalf 1st Party: M/s. Trans Gulf Petroleum Co.,

Signed by Dr. Rudolf W, Gunnerman.
/s/ Rudolf W, Gunnerman
For and On Behalf 2nd Party M/s, Sulphco Inc

Government Seal